Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of MVP REIT, Inc. on Form S-11 (File No. 333-180741) of our report dated March 24, 2017 with respect to our audit of the consolidated financial statements of MVP REIT, Inc. as of December 31, 2016 and 2015, and for each of the three years in the period ended December 31, 2016, which report is included in this Annual Report on Form 10-K of MVP REIT, Inc.

/s/ RBSM LLP

New York, NY
March 24, 2017